Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicholas Financial, Inc.	Contact:	Ralph Finkenbrink	NASDAQ: NICK
Corporate Headquarters		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Ph # - 727-726-0763
2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports

2nd Quarter Operating Results

October 29, 2009 – Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended September 30, 2009, net earnings, excluding changes in fair value of interest rate swaps increased 189% to $2,286,000 as compared to $792,000 for the three months ended September 30, 2008. Per share diluted net earnings, excluding changes in fair value of interest rate swaps, increased 175% to $0.22 for the three months ended September 30, 2009 as compared to $0.08 for the three months ended September 30, 2008. See reconciliations of the non-GAAP measures on page 2. Revenue increased 5% to $14,158,000 for the three months ended September 30, 2009 as compared to $13,505,000 for the three months ended September 30, 2008.

For the six months ended September 30, 2009, net earnings, excluding changes in fair value of interest rate swaps increased 86% to $4,367,000 as compared to $2,350,000 for the six months ended September 30, 2008. Per share diluted net earnings, excluding changes in fair value of interest rate swaps, increased 78% to $0.41 for the six months ended September 30, 2009 as compared to $0.23 for the six months ended September 30, 2008. See reconciliations of the non-GAAP measures on page 2. Revenue increased 5% to $27,851,000 for the six months ended September 30, 2009 as compared to $26,624,000 for the six months ended September 30, 2008.

According to Peter L. Vosotas, Chairman and CEO, “We are pleased with our second quarter results. Our results were favorably impacted by a reduction in the net charge-off rate and an increase in revenues. While we remain cautious, we are continuing with our planned expansion. During the second quarter we opened our 49th branch location in Akron, Ohio, and during the third quarter our 50th branch location will be opening in Gastonia, North Carolina. The Company continues to evaluate additional markets for future branch locations, and subject to market conditions, could open additional branch locations during the remainder of the Company’s fiscal year which ends March 31, 2010. The Company remains open to acquisitions should an opportunity present itself,” added Vosotas.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 49 branch locations in both the Southeastern and the Midwestern States. The Company has approximately 10,500,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2009. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

This press release contains disclosures of non-GAAP financial measures including: net earnings, excluding changes in fair value of interest rate swaps and per share diluted net earnings, excluding changes in fair value of interest rate swaps. These measures utilize the GAAP terms “net income” and “diluted earnings per share” and adjust the GAAP terms to exclude the effect of mark-to-market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps. Management believes this presentation provides additional and meaningful measures for the assessment of the Company’s ongoing results and performance. Because the Company has historically reported mark-to-market (interest rate swaps) through other comprehensive income under hedge accounting, management believes that the inclusion of this non-GAAP measure provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management recognizes that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

Nicholas Financial, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

The following tables include reconciliations of GAAP reported net income to the non-GAAP measure, net earnings, excluding changes in fair value of interest rate swaps as well as GAAP reported diluted earnings per share to the non-GAAP measure, per share diluted net earnings, excluding changes in fair value of interest rate swaps. The non-GAAP measures exclude the effect of mark-to-market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps.

	Three months ended September 30,		Six months ended September 30,
	2009	2008	2009	2008

Net income, GAAP	$2,432,002	$791,843	$4,695,902	$2,349,536
Mark-to-market gain on interest rate swaps, net of tax expense of $89,379 and $203,631	(145,699)	—	(328,751)	—

Net earnings, excluding changes in fair value of interest rate swaps (a)	$2,286,303	$791,843	$4,367,151	$2,349,536

	Three months ended September 30,		Six months ended September 30,

	2009	2008	2009	2008

Diluted earnings per share, GAAP	$0.23	$0.08	$0.45	$0.23
Per diluted share mark-to-market gain on interest rate swaps	(0.01)	—	(0.04)	—

Per share diluted net earnings, excluding changes in fair value of interest rate swaps (a)	$0.22	$0.08	$0.41	$0.23

(a)	Represents a non-GAAP financial measure. See information on non-GAAP financial measures above.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,

	2009	2008	2009	2008

Revenue:
Interest and fee income on finance receivables	$14,139	$13,487	$27,812	$26,591
Sales	19	18	39	33

	14,158	13,505	27,851	26,624

Expenses:
Operating	5,921	5,591	11,635	11,440
Provision for credit losses	3,254	5,145	6,577	8,547
Interest expense	1,294	1,432	2,566	2,841
Unrealized mark to market gain on interest rate swaps	(235)	—	(532)	—

	10,234	12,168	20,246	22,828

Operating income before income taxes	3,924	1,337	7,605	3,796
Income tax expense	1,492	545	2,909	1,446

Net income	$2,432	$792	$4,696	$2,350

Earnings per share:
Basic	$0.23	$0.08	$0.45	$0.23

Diluted	$0.23	$0.08	$0.45	$0.23

Weighted average shares	10,364,000	10,245,000	10,364,000	10,216,000

Weighted average shares and assumed dilution	10,577,000	10,426,000	10,546,000	10,409,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30, 2009	March 31, 2009

Cash	$1,868	$1,733
Finance receivables, net	197,166	186,694
Other assets	10,134	9,355

Total assets	$209,168	$197,782

Line of credit	$109,676	$102,030
Other liabilities	9,188	10,734

Total liabilities	118,864	112,764

Shareholders’ equity	90,304	85,018

Total liabilities and shareholders’ equity	$209,168	$197,782

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Portfolio Summary	Three months ended September 30,		Six months ended September 30,
	2009	2008	2009	2008

Average finance receivables, net of unearned interest (1)	$222,701,667	$208,674,423	$219,211,625	$206,001,623

Average indebtedness (2)	$106,342,703	$105,150,419	$104,667,063	$103,503,324

Interest and fee income on finance receivables (3)	$14,138,708	$13,487,161	$27,811,980	$26,591,127

Interest expense	1,293,561	1,431,677	2,566,238	2,841,013

Net Interest and fee income on finance receivables	$12,845,147	$12,055,484	$25,245,742	$23,750,114

Weighted average contractual rate (4)	23.49%	24.15%	23.70%	24.16%

Average cost of borrowed funds (2)	4.87%	5.45%	4.90%	5.49%

Gross portfolio yield (5)	25.39%	25.85%	25.37%	25.82%

Interest expense as a percentage of average finance receivables, net of unearned interest	2.32%	2.74%	2.34%	2.76%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	5.84%	9.86%	6.00%	8.30%

Net portfolio yield (5)	17.23%	13.25%	17.03%	14.76%

Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	10.53%	10.75%	10.51%	10.89%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	6.70%	2.50%	6.52%	3.87%

Write-off to liquidation (8)	11.11%	12.97%	10.96%	12.09%

Net charge-off percentage (9)	8.24%	10.25%	7.98%	9.82%

Note: All three and six month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents Interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $56,000 and $9,000 during the three-month periods ended September 30, 2009 and 2008 and $109,000 and $211,000 during the six-month periods ended September 30, 2009 and 2008, respectively.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as the beginning receivable balance, plus current period purchases, minus voids and refinances, minus the ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts purchased by the Company and its direct loan program:

		September 30,
	2009		2008

Contracts
Gross balance outstanding	$310,564,055		$287,272,780

Delinquencies

30 to 59 days	$10,944,006	3.52%	$9,621,940	3.35%
60 to 89 days	4,366,307	1.41%	3,763,896	1.31%
90 + days	1,537,826	0.50%	1,407,925	0.49%

Total delinquencies	$16,848,139	5.43%	$14,793,761	5.15%

Direct Loans
Gross balance outstanding	$5,952,797		$8,472,099

Delinquencies

30 to 59 days	169,242	2.84%	$145,174	1.71%
60 to 89 days	57,787	0.97%	64,682	0.76%
90 + days	50,457	0.85%	67,351	0.80%

Total delinquencies	$277,486	4.66%	$277,207	3.27%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
	2009	2008	2009	2008
Purchases	$31,262,980	$27,662,818	$61,352,247	$60,987,269
Weighted APR	23.38%	24.15%	23.59%	24.16%
Average discount	8.96%	8.94%	9.07%	8.82%
Weighted average term (months)	49	48	49	48
Average loan	$9,468	$9,400	$9,456	$9,483
Number of contracts	3,302	2,943	6,488	6,431

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